UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2005

LIBERATE TECHNOLOGIES

(Exact name of registrant as specified in its charter)

Delaware	000-26565	94-3245315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Campus Drive, Suite 250, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (650) 645-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 9, 2005, Liberate Technologies (the “Registrant”) reached agreement to sell substantially all of the assets of its North American business to Double C Technologies, LLC (the “Purchaser”), a joint venture majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc.  The agreement provides for the Purchaser to acquire from the Registrant and its subsidiaries certain assets and to assume certain limited liabilities relating to the Registrant’s business in the United States, Canada and Mexico (the “North America Business”).

The Registrant will receive cash consideration of approximately $82 million. The parties will cross-license technology and intellectual property to one another following the closing for purposes of the continued conduct of their respective business.

The agreement will not become effective until the dismissal of the Registrant’s bankruptcy appeal, which the Registrant has agreed to actively pursue. To that end, the Registrant filed a motion on January 10, 2005 in the U.S. District Court for the Northern District of California to dismiss its appeal from the U.S. Bankruptcy Court for the Northern District of California (docketed as Case No. 04-31394-TEC).  The Registrant and the Purchaser have agreed that the signature pages to the agreement shall be held in escrow until the appeal has been dismissed.  If the appeal is not dismissed by 5 p.m. on January 30, 2005 (the “Termination Time”), the signature pages shall be returned to the parties that executed them or their counsel unless, prior to such time, the Purchaser elects to extend the Termination Time.  The Purchaser may not extend the Termination Time beyond 5 p.m. on February 20, 2005.  The Registrant has agreed that while the signature pages are held in escrow it shall not, directly or indirectly, take specified actions with regard to an “Alternative Proposal” (as defined in the form of asset purchase agreement attached hereto) including soliciting or otherwise facilitating inquiries or proposals, participating in discussions or negotiations, furnishing non-public information about its business or assets, and approving or entering into any agreement with respect to any of the foregoing.  The asset sale is subject to approval by the Registrant’s shareholders, Hart-Scott-Rodino antitrust approval and other customary closing conditions.

In connection with the asset purchase agreement, David Lockwood and Lockwood Fund LLC are entering into a stockholder voting agreement with the Purchaser, to be dated the effective date of the asset purchase agreement, pursuant to which, among other things, David Lockwood and Lockwood Fund LLC will agree to vote their shares of Liberate common stock in favor of the asset sale.  The voting agreement, like the asset purchase agreement, will not become effective until the dismissal of the Registrant’s bankruptcy appeal.

The Registrant will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission.  Investors are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction.  Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the Web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders may obtain documents filed with the SEC by the Registrant free of charge by requesting them in writing from Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, CA 94403, Attention: Investor Relations, or by telephone at (650) 645-4000.   The Registrant and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Registrant’s stockholders.  A list of the names of those directors and executive officers and descriptions of their interests in the Registrant is contained in the Registrant’s proxy statement dated September 13, 2004, which is filed with the SEC.  Stockholders may obtain additional information about the interests of the directors and executive officers in this transaction by reading the proxy statement when it becomes available.

A copy of the form of asset purchase agreement is attached hereto as Exhibit 2.6 and is incorporated herein by reference.  A copy of the form of stockholder voting agreement is attached hereto as Exhibit 99.01 and is incorporated herein by reference.  The foregoing summary descriptions of the forms of asset purchase agreement and stockholder voting agreement are qualified in their entirety by the full text of such agreements.

Item 3.03 Material Modification to Rights of Security Holders

In connection with the asset sale described in Item 1.01, the Registrant and Equiserve Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), executed an amendment dated as of January 10, 2005 (the “Amendment”) to the Rights Agreement by and between the Registrant and the Rights Agent, dated as of May 12, 2003 (the “Rights

Agreement”), to provide that the Purchaser shall not be deemed to be an “Acquiring Person” (as defined in the Rights Agreement) as a result of (i) the execution and delivery of either (a) the asset purchase agreement or (b) the stockholder voting agreement (as described in Item 1.01 above) or (ii) the consummation of the transactions contemplated by the asset purchase agreement, as may be amended from time to time, or the stockholder voting agreement.

A copy of the executed Amendment is attached hereto as Exhibit 4.5 and is incorporated herein by reference.  The foregoing summary description of the Amendment is qualified in its entirety by the full text of such Amendment.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

2.6	Form of Asset Purchase Agreement, by and among Liberate Technologies, Liberate Technologies Canada Ltd. and Double C Technologies, LLC.

4.5	First Amendment to Rights Agreement between Liberate Technologies and Equiserve Trust Company, N.A., dated as of January 10, 2005.

99.01	Form of Stockholder Voting Agreement by and among David Lockwood, Lockwood Fund LLC and Double C Technologies, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

	By:	/s/ Gregory S. Wood
Name: Gregory S. Wood
Title: Executive Vice President and Chief Financial Officer
Date: January 13, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.6	Form of Asset Purchase Agreement, by and among Liberate Technologies, Liberate Technologies Canada Ltd. and Double C Technologies, LLC.

4.5	First Amendment to Rights Agreement between Liberate Technologies and Equiserve Trust Company, N.A., dated as of January 10, 2005.

99.01	Form of Stockholder Voting Agreement between David Lockwood, Lockwood Fund LLC and Double C Technologies, LLC.